Exhibit 23(a)


                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8, No. 333-00000) pertaining to the 1991 Stock Purchase and Loan Plan of United Dominion Realty Trust, Inc. and to the incorporation by reference therein of our report dated March 5, 1997, with respect to the consolidated financial statements and schedule of United Dominion Realty Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                        /s/ Ernst & Young LLP

Richmond, Virginia
July 30, 1997